UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 5, 2023

Date of Report (Date of earliest event reported)

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8363

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market
Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Sony Life Financial Advisers Pte. Ltd.

On April 5, 2023, OnePlatform International Limited, a Hong Kong company and a wholly owned subsidiary of AGBA Group Holding Limited (the “Purchaser”), entered into a sale and purchase agreement (the “Purchase Agreement”) with Sony Life Singapore Pte. Ltd., a Singapore company (the “Seller”) to purchase 100% of Sony Life Financial Advisers Pte. Ltd., a Singapore company (“SLFA”).

The Seller owns 100% of SLFA, which is a duly-licensed financial advisor and exempt insurance broker in Singapore. Established in 2017, SLFA has successful track record of operations and has developed a platform and a growing ecosystem addressing both affluent expatriate and local customers in Singapore.

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions described therein, the Purchaser has agreed to acquire all of the issued and outstanding equity interest of SLFA from the Seller, for a cash consideration of SG$2,500,000 (approximately US$1,882,000) (the “Purchase Price”), subject to certain adjustments based on the levels of cash and debt at closing (the “Transaction”). The Purchase Price will be paid in full at the closing of the Transaction. The Purchase Agreement and the Transaction were unanimously approved by the board of the Purchaser.

The closing of the Transaction contemplated by the Purchase Agreement is subject to customary closing conditions, including regulatory approvals. The closing is expected to occur in the third-quarter of 2023. In the event that the Transaction is not consummated by September 30, 2023, or such other date as the Seller and the Purchaser may mutually agree in writing, the Purchase Agreement shall lapse and cease to have any legal effect.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Sale and Purchase Agreement dated April 5, 2023, by and between OnePlatform International Limited and Sony Life Singapore Pte. Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGBA GROUP HOLDING LIMITED

	By:	/s/ Shu Pei Huang, Desmond
		Name:	Shu Pei Huang, Desmond
		Title:	Acting Group Chief Financial Officer

Dated: April 5, 2023

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